                                                                    EXHIBIT 21.1

                       GENERAL NUTRITION COMPANIES, INC.
                              LIST OF SUBSIDIARIES

                             As of January 31, 1998

                                                                STATE OF INCORPORATION
                         SUBSIDIARY                                OR ORGANIZATION
                         ----------                                ---------------
GENERAL NUTRITION, INCORPORATED                                     Pennsylvania
  General Nutrition Products, Inc.                                 South Carolina
  WLC Acquisition Corp.                                               Delaware
  General Nutrition Corporation dba General Nutrition
     Centers                                                        Pennsylvania
     GNC Puerto Rico, Inc.                                          Puerto Rico
     Nature Food Centers, Inc.                                        Maryland
       NFC, Inc.                                                   Massachusetts
     GNC Franchising Inc.                                           Pennsylvania
       General Nutrition International, Inc.                          Delaware
          GNC International Holdings, Inc.                            Delaware
            GNC Foreign Sales Corporation                             Barbados
     General Nutrition Investment Company                             Delaware
       General Nutrition Services, Inc.                               Delaware
          General Nutrition Distribution Company                    Pennsylvania
       GNC UK Holding Company                                         Delaware
          Health & Diet Group Limited (UK)                         United Kingdom
            Health Now Publishing Company Limited                  United Kingdom
            Health & Diet Food Company Limited                     United Kingdom
               Food Supplements Company Limited                    United Kingdom
               The Luaka Tea Company Limited                       United Kingdom
               Blakeys Food Company Limited                        United Kingdom
          Health & Diet Centres, Limited                           United Kingdom
               Cavanaugh & Cavanaugh, Limited                      United Kingdom
               Health & Diet Centres Franchising Limited           United Kingdom
               Health Stop Limited                                 United Kingdom
                 Calorie Counter Limited                           United Kingdom
       General Nutrition Centres NZ Limited                         New Zealand
       DFC Thompson Australia PTY Limited                            Australia
       General Nutrition PTY Limited                                 Australia
     GNC Canada Holding Company                                       Delaware
     General Nutrition Centres Company                          Nova Scotia, Canada
     GNC, Limited                                                     Delaware
     GNC Amphora Company                                              Delaware
     Informed Nutrition, Inc.                                         Florida
     Natures Fresh Northwest, Inc. dba Nature's fresh                 Delaware
     General Nutrition Government Services, Inc.                      Delaware
     Amphora Brands Company                                          Washington